Exhibit 10.19

FIRST AMENDMENT TO CREDIT AGREEMENT

  THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 4, 2007, is entered into by and among CORE-MARK HOLDING COMPANY, INC. (“Holdings”), Core-Mark International, Inc. (“International”), CORE-MARK HOLDINGS I, INC. (“Holdings I”), CORE-MARK HOLDINGS II, INC. (“Holdings II”), CORE-MARK HOLDINGS III, INC. (“Holdings III”), CORE-MARK MIDCONTINENT, INC. (“Midcontinent”), CORE-MARK INTERRELATED COMPANIES, INC. (“Interrelated”), HEAD DISTRIBUTING COMPANY (“Head”), MINTER-WEISMAN CO. (“Minter-Weisman”; each of Holdings, International, Holdings I, Holdings II, Holdings III, Midcontinent, Interrelated, Head and Minter-Weisman shall be a “Borrower”, International shall be the “Canadian Borrower” and collectively such entities shall be the “Borrowers”), the parties hereto as lenders (each individually, a “Lender” and collectively, “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS

    A.        Borrowers, Administrative Agent and Lenders have previously entered into that certain Credit Agreement dated as of October 12, 2005 (as the same may be modified, supplemented or amended from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

    B.        Borrowers have requested that Administrative Agent and the Lenders amend the Credit Agreement and Administrative Agent and the Lenders are willing to amend the Credit Agreement pursuant to the terms and conditions set forth herein.

    C.        Each Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement are being waived or modified by the terms of this Amendment.

AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1.        Amendments to Credit Agreement.

    (a)        The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Interest Period” means (a) with respect to any Eurodollar Borrowing or CDOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, or (b) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on a date that is fourteen (14) days after the date of such Borrowing, in each case as the Borrowers may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing or CDOR Borrowing for an Interest Period of one, two, three or six months only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any one, two, three or six month Interest Period pertaining to a Eurodollar Borrowing or CDOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

    (b)        The definition of “LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“LIBO Rate” means, with respect to any Eurodollar Borrowing, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that the rate described above is not available at such time for any reason, then (a) for any one, two, three or six month Interest Period, the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, and (b) for any fourteen (14) day Interest Period, the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate determined by Administrative Agent to be the rate at which JPMorgan Chase Bank, N.A. (“JPM Chase Bank”) or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the interbank market two Business Days prior to the first day of such Interest Period, for delivery on the first day of such Interest Period in the approximate amount of JPM Chase Bank’s relevant Eurodollar Borrowing and having a maturity approximately equal to such Interest Period.

    2.        Conditions Precedent to Effectiveness of this Amendment. This Amendment shall not become effective until all of the following conditions precedent shall have been satisfied in the sole discretion of Administrative Agent or waived by Administrative Agent:

    (a)        Amendment. Administrative Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

    (b)        Representations and Warranties. The representations and warranties set forth herein and in the Credit Agreement must be true and correct in all material respects.

    (c)        Other Required Documentation. Administrative Agent shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance reasonably satisfactory to Administrative Agent.

  3.        Representations and Warranties. Each Borrower represents and warrants as follows:

    (a)        Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene (i) any law or (ii) any contractual restriction binding on such Borrower, except for contraventions of contractual restrictions which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No other corporate proceedings are necessary to consummate such transactions.

    (b)        Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) (i) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) is in full force and effect.

    (c)        Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

    (d)        No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

  4.        Choice of Law. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

  5.        Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

  6.        Reference to and Effect on the Loan Documents.

    (a)        Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

    (b)        Except as specifically amended in Section 1 of this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Administrative Agent and the Lenders without defense, offset, claim or contribution.

    (c)        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

  7.        Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

  8.        Estoppel. To induce Administrative Agent and the Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against Administrative Agent or any Lender with respect to the Obligations.

  9.        Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

  10.      Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  11.      Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

CORE-MARK HOLDING COMPANY, INC.

By	/s/ Gregory P. Antholzner
Name: Gregory P. Antholzner
Title: VP Finance, Treasurer & Asst Secretary

CORE-MARK INTERNATIONAL, INC.

By	/s/ Gregory P. Antholzner
Name: Gregory P. Antholzner
Title: VP Finance, Treasurer & Asst Secretary

CORE-MARK HOLDINGS I, INC.

By	/s/ Gregory P. Antholzner
Name: Gregory P. Antholzner
Title: Treasurer & Secretary

CORE-MARK HOLDINGS II, INC.

By	/s/ Gregory P. Antholzner
Name: Gregory P. Antholzner
Title: Treasurer & Secretary

CORE-MARK HOLDINGS III, INC.

By	/s/ Gregory P. Antholzner
Name: Gregory P. Antholzner
Title: Treasurer & Secretary

CORE-MARK MIDCONTINENT, INC.

By	/s/ Gregory P. Antholzner
Name: Gregory P. Antholzner
Title: Treasurer & Secretary

CORE-MARK INTERRELATED COMPANIES, INC.

By	/s/ Gregory P. Antholzner
Name: Gregory P. Antholzner
Title: Treasurer & Secretary

HEAD DISTRIBUTING COMPANY

By	/s/ Gregory P. Antholzner
Name: Gregory P. Antholzner
Title: Treasurer & Secretary

MINTER-WEISMAN CO.

By	/s/ Gregory P. Antholzner
Name: Gregory P. Antholzner
Title: Treasurer & Secretary

LENDERS:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Revolving Lender

By	/s/ Courtney Fears
Name: Courtney Fears
Title: Vice President

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as a Canadian Lender

By	/s/ Steve Voigt
Name: Steve Voigt
Title: Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Revolving Lender

By	/s/ Robert E. Kelly
Name: Robert E. Kelly
Title: Duly Authorized Signatory

GE CANADA FINANCE HOLDING COMPANY, as a Canadian Lender

By	/s/ Richard Zeni
Name: RICHARD ZENI
Title: DULY AUTHORIZED SIGNATORY

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as a Revolving Lender

By	/s/ Carlos Valles
Name: Carlos Valles
Title: Director

WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as a Canadian Lender

By	/s/ Gary Whitaker
Name: Gary Whitaker
Title: Director

BANK OF AMERICA, N.A., as a Revolving Lender

By	/s/ Stephen King
Name: Stephen King
Title: V.P.

BANK OF AMERICA, N.A., CANADA BRANCH, as a Canadian Lender

By	/s/ Nelson Lam
Name: Nelson Lam
Title: Vice President

WELLS FARGO FOOTHILL, LLC, as a Revolving Lender

By	/s/ Juan Barrera
Name: Juan Barrera
Title: Vice President

WELLS FARGO FINANCIAL CORPORATION CANADA, as a Canadian Lender

By	/s/ Nick Scarfo
Name: Nick Scarfo
Title: Vice President

UNION BANK OF CALIFORNIA, N.A., as a Revolving Lender

By	/s/ Michele Mojabi
Name: Michele Mojabi
Title: Vice President

UNION BANK OF CALIFORNIA, CANADA BRANCH, as a Canadian Lender

By	/s/ Michele Mojabi
Name: Michele Mojabi
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Revolving Lender and a Canadian Lender

By	/s/ Diane Emanuel
Name: Diane Emanuel
Title: Director

HARRIS N.A., as a Revolving Lender

By	/s/ Graeme Robertson
Name: Graeme Robertson
Title: Vice President

BANK OF MONTREAL, as a Canadian Lender

By	/s/ Ben Ciallella
Name: Ben Ciallella
Title: Vice President